Exhibit 4.7 SIXTH SUPPLEMENTAL INDENTURE SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of May 7, 2020, among T-Mobile USA, Inc. (the “Issuer”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below. W I T N E S S E T H: WHEREAS, the Issuer is party to the Indenture, dated as of April 9, 2020 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented (a) with respect to the Issuer’s 3.500% Senior Secured Notes due 2025 by the First Supplemental Indenture dated as of April 9, 2020, (b) with respect to the Issuer’s 3.750% Senior Secured Notes due 2027 by the Second Supplemental Indenture dated as of April 9, 2020, (c) with respect to the Issuer’s 3.875% Senior Secured Notes due 2030 by the Third Supplemental Indenture dated as of April 9, 2020, (d) with respect to the Issuer’s 4.375% Senior Secured Notes due 2040 by the Fourth Supplemental Indenture dated as of April 9, 2020 and (e) with respect to the Issuer’s 4.500% Senior Secured Notes due 2050 by the Fifth Supplemental Indenture dated as of April 9, 2020 (the Base Indenture as so amended and supplemented, the “Indenture”); WHEREAS, Section 4.09 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Sixth Supplemental Indenture. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows: 1. Defined Terms. As used in this Sixth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Sixth Supplemental Indenture refer to this Sixth Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.

3. Notices. All notices or other communications to the Issuer and the New Guarantors shall be given as provided in Section 12.02 of the Indenture. 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. 5. Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. 6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer. 7. Counterpart Originals. This Sixth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. 8. Headings, etc. The headings of the Articles and Sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof. [Signatures on following page] 2

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, as of the date first above written. SFE 1, LLC SFE 2, LLC By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixth Supplemental Indenture]

T-MOBILE USA, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer T-MOBILE US, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixth Supplemental Indenture]

IBSV LLC LAYER3 TV, INC. L3TV CHICAGOLAND CABLE SYSTEM, LLC L3TV COLORADO CABLE SYSTEM, LLC L3TV DALLAS CABLE SYSTEM, LLC L3TV DC CABLE SYSTEM, LLC L3TV DETROIT CABLE SYSTEM, LLC L3TV LOS ANGELES CABLE SYSTEM, LLC L3TV MINNEAPOLIS CABLE SYSTEM, LLC L3TV NEW YORK CABLE SYSTEM, LLC L3TV PHILADELPHIA CABLE SYSTEM, LLC L3TV SAN FRANCISCO CABLE SYSTEM, LLC L3TV SEATTLE CABLE SYSTEM, LLC METROPCS CALIFORNIA, LLC METROPCS FLORIDA, LLC METROPCS GEORGIA, LLC METROPCS MASSACHUSETTS, LLC METROPCS MICHIGAN, LLC METROPCS NETWORKS CALIFORNIA, LLC METROPCS NETWORKS FLORIDA, LLC METROPCS NEVADA, LLC METROPCS NEW YORK, LLC METROPCS PENNSYLVANIA, LLC METROPCS TEXAS, LLC PUSHSPRING, INC. T-MOBILE CENTRAL LLC T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC T-MOBILE LICENSE LLC T-MOBILE NORTHEAST LLC T-MOBILE PCS HOLDINGS LLC T-MOBILE PUERTO RICO HOLDINGS LLC T-MOBILE PUERTO RICO LLC T-MOBILE RESOURCES CORPORATION T-MOBILE SOUTH LLC T-MOBILE SUBSIDIARY IV LLC T-MOBILE WEST LLC THEORY MOBILE, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Authorized Person [Sixth Supplemental Indenture]

SPRINT CORPORATION, a Delaware corporation SPRINT COMMUNICATIONS, INC. SPRINT CAPITAL CORPORATION ALDA WIRELESS HOLDINGS, LLC AMERICAN TELECASTING DEVELOPMENT, LLC AMERICAN TELECASTING OF ANCHORAGE, LLC AMERICAN TELECASTING OF COLUMBUS, LLC AMERICAN TELECASTING OF DENVER, LLC AMERICAN TELECASTING OF FORT MYERS, LLC AMERICAN TELECASTING OF FT. COLLINS, LLC AMERICAN TELECASTING OF GREEN BAY, LLC AMERICAN TELECASTING OF LANSING, LLC AMERICAN TELECASTING OF LINCOLN, LLC AMERICAN TELECASTING OF LITTLE ROCK, LLC AMERICAN TELECASTING OF LOUISVILLE, LLC AMERICAN TELECASTING OF MEDFORD, LLC AMERICAN TELECASTING OF MICHIANA, LLC AMERICAN TELECASTING OF MONTEREY, LLC AMERICAN TELECASTING OF REDDING, LLC AMERICAN TELECASTING OF SANTA BARBARA, LLC AMERICAN TELECASTING OF SEATTLE, LLC AMERICAN TELECASTING OF SHERIDAN, LLC AMERICAN TELECASTING OF YUBA CITY, LLC APC REALTY AND EQUIPMENT COMPANY, LLC ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC ASSURANCE WIRELESS USA, L.P. ATI SUB, LLC BOOST WORLDWIDE, LLC BROADCAST CABLE, LLC CLEAR WIRELESS LLC CLEARWIRE COMMUNICATIONS LLC CLEARWIRE CORPORATION CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC CLEARWIRE IP HOLDINGS LLC CLEARWIRE LEGACY LLC CLEARWIRE SPECTRUM HOLDINGS II LLC CLEARWIRE SPECTRUM HOLDINGS III LLC CLEARWIRE SPECTRUM HOLDINGS LLC CLEARWIRE XOHM LLC By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixth Supplemental Indenture]

FIXED WIRELESS HOLDINGS, LLC FRESNO MMDS ASSOCIATES, LLC INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION KENNEWICK LICENSING, LLC MINORCO, LLC NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC. NEXTEL OF NEW YORK, INC. NEXTEL RETAIL STORES, LLC NEXTEL SOUTH CORP. NEXTEL SYSTEMS, LLC NEXTEL WEST CORP. NSAC, LLC PCTV GOLD II, LLC PCTV SUB, LLC PEOPLE’S CHOICE TV OF HOUSTON, LLC PEOPLE’S CHOICE TV OF ST. LOUIS, LLC PRWIRELESS PR, LLC SIHI NEW ZEALAND HOLDCO, INC. SN HOLDINGS (BR I) LLC SN UHC 1, INC. SN UHC 3, INC. SN UHC 4, INC. SPEEDCHOICE OF DETROIT, LLC SPEEDCHOICE OF PHOENIX, LLC SPRINT (BAY AREA), LLC SPRINT COMMUNICATIONS COMPANY L.P. SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC. SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC. SPRINT CONNECT LLC SPRINT CORPORATION, a Kansas corporation SPRINT CORPORATION, a Missouri corporation SPRINT EBUSINESS, INC. SPRINT ENTERPRISE MOBILITY, LLC SPRINT ENTERPRISE NETWORK SERVICES, INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixth Supplemental Indenture]

SPRINT EWIRELESS, INC. SPRINT HOLDCO, LLC SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION SPRINT INTERNATIONAL HOLDING, INC. SPRINT INTERNATIONAL INCORPORATED SPRINT INTERNATIONAL NETWORK COMPANY LLC SPRINT PCS ASSETS, L.L.C. SPRINT SOLUTIONS, INC. SPRINT SPECTRUM HOLDING COMPANY, LLC SPRINT SPECTRUM REALTY COMPANY, LLC SPRINT/UNITED MANAGEMENT COMPANY SWV SIX, INC. TDI ACQUISITION SUB, LLC TRANSWORLD TELECOM II, LLC US TELECOM, INC. USST OF TEXAS, INC. UTELCOM LLC VIRGIN MOBILE USA – EVOLUTION, LLC VMU GP, LLC WBS OF AMERICA, LLC WBS OF SACRAMENTO, LLC WBSY LICENSING, LLC WCOF, LLC WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C. WIRELINE LEASING CO., INC. By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President and Chief Financial Officer [Sixth Supplemental Indenture]

SPRINTCOM, INC. SPRINT SPECTRUM L.P. By: /s/ David A. Miller Name: David A. Miller Title: Executive Vice President, General Counsel and Secretary [Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: /s/ Jeffrey Schoenfeld Name: Jeffrey Schoenfeld Title: Vice President By: /s/ Debra A. Schwalb Name: Debra A. Schwalb Title: Vice President [Sixth Supplemental Indenture]

Schedule I Entity Jurisdiction of Organization SFE 1, LLC Delaware SFE 2, LLC Delaware